October 12, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01(a) of Form 8-K dated October 8, 2012 of TC Global Inc. and are in agreement with the statements contained therein.

Respectfully,

/s/ Moss Adams LLP

Moss Adams LLP